Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Kathy L. Mitchell

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

(860)241-6832

(Name, address and telephone number of agent for service)

FriendFinder Networks Inc.

(Issuer with respect to the Securities)

Nevada	13-3750988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, FL	33487-8242
(Address of Principal Executive Offices)	(Zip Code)

14% Cash Pay Secured Notes due 2013

(Title of the Indenture Securities)

FORM T-1

Item 1.     GENERAL INFORMATION.     Furnish the following information as to the Trustee.

a)   Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)   Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.     If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15     Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.   A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.   A copy of the existing bylaws of the Trustee.**

5.   A copy of each Indenture referred to in Item 4.  Not applicable.

6.   The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.   Report of Condition of the Trustee as of March 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*    Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**  Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 18th of July, 2011.

By:     /s/ Kathy L. Mitchell

Kathy L. Mitchell

Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 18, 2011

By:     /s/ Kathy L. Mitchell

Kathy L. Mitchell

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2011

($000’s)

3/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,798,547
Securities	58,784,508
Federal Funds	4,446,250
Loans & Lease Financing Receivables	188,553,195
Fixed Assets	5,071,554
Intangible Assets	13,223,551
Other Assets	22,091,641
Total Assets	$305,969,246
Liabilities
Deposits	$215,206,369
Fed Funds	8,615,219
Treasury Demand Notes	0
Trading Liabilities	579,986
Other Borrowed Money	34,076,282
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,772,817
Total Liabilities	$274,011,394
Equity
Minority Interest in Subsidiaries	$1,761,010
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	16,041,770
Total Equity Capital	$31,957,852
Total Liabilities and Equity Capital	$305,969,246

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